                                                                   Exhibit 12.1

                              XTRA CORPORATION
        STATEMENT OF THE CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Millions of dollars)

                                                FISCAL YEAR ENDED SEPTEMBER 30,
                                      ----------------------------------------------------     Three Months Ended
                                        1992     1993       1994       1995       1996         December 31, 1996
                                      --------  ---------  ---------  ---------  ---------     -----------------
EARNINGS
Income from operations before
  provision for income taxes........   $44.3  $    72.4  $    98.4  $    98.0  $    69.1           $ 21.8
Add: Fixed charges..................    25.5       44.0       36.2       41.8       66.2             15.9
                                       ------ ---------  ---------  ---------  ---------           -------
                                       $69.8  $   116.4  $   134.6  $   139.8  $   135.3           $ 37.7
                                       ------ ---------  ---------  ---------  ---------           -------
                                       ------ ---------  ---------  ---------  ---------           -------
FIXED CHARGES
Interest expense....................  $21.1  $    38.8  $    34.0  $    41.4  $    66.0            $ 15.9
Interest portion of rent expense....    4.4        5.2        2.2        0.4        0.2               --
                                      ------ ---------  ---------  ---------  ---------            -------
                                      $25.5  $    44.0  $    36.2  $    41.8  $    66.2            $ 15.9
                                      ------ ---------  ---------  ---------  ---------            -------
                                      ------ ---------  ---------  ---------  ---------            -------
Ratio of earnings to fixed
  charges...........................     2.7x      2.6x       3.7x       3.3x       2.0x              2.4x
                                      ------ ---------  ---------  ---------  ---------            -------
                                      ------ ---------  ---------  ---------  ---------            -------

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Note: For purposes of computing the ratio of earnings to fixed charges,
      "earnings" represents income from operations before taxes plus fixed charges. "Fixed charges" for operations consist of interest on indebtedness and the portion of rental expense which represents interest.